NEWS RELEASE

CONTACT:
CONMED Corporation
Todd Garner
Chief Financial Officer
727-214-2975
ToddGarner@conmed.com

CONMED Corporation Announces First Quarter Financial Results

Largo, Florida, April 28, 2021 --- CONMED Corporation (NYSE: CNMD) today announced financial results for the first quarter ended March 31, 2021.

First Quarter 2021 Highlights

•	Sales of $232.7 million increased 8.7% year over year as reported and 7.2% in constant currency.
•	Domestic revenue increased 4.3% year over year.
•	International revenue increased 14.3% as reported year over year and 10.8% in constant currency.
•	Diluted net earnings per share (GAAP) were $0.31, an increase of 55.0% over the first quarter of 2020.
•	Adjusted diluted net earnings per share(1) were $0.63, an increase of 23.5% over the first quarter of 2020.

“I am very pleased by our first-quarter performance, which is a direct result of our team’s continued perseverance through a difficult operating environment,” commented Curt R. Hartman, CONMED’s Chair of the Board, President, and Chief Executive Officer. “I believe that CONMED is well-positioned to capitalize on an improving surgical landscape over the course of this year, and I am confident in our team’s ability to provide innovative solutions that will benefit both our customers and the patients in their care.”

2021 Outlook

Based on the first quarter results, the Company is increasing its guidance for full-year 2021 and now expects revenue between $1.0 billion and $1.03 billion, compared to its prior guidance of between $975 million and $1.02 billion. Based on recent exchange rates, the positive impact to 2021 sales from foreign exchange is now expected to be in the range of 50 to 100 basis.

The Company now expects full-year 2021 adjusted diluted net earnings per share in the range of $3.05 to $3.20, compared to its prior range of $2.85 to $3.05.

Supplemental Financial Disclosures

(1) A reconciliation of reported diluted net earnings per share to adjusted diluted net earnings per share, a non-GAAP financial measure, appears below.

Conference Call

The Company’s management will host a conference call today at 4:30 p.m. ET to discuss its first quarter 2021 results.

To participate in the conference call, dial 1-844-889-7792 (domestic) or +1-661-378-9936 (international) and refer to the passcode 1487002.

This conference call will also be webcast and can be accessed from the “Investors” section of CONMED's website at www.conmed.com. The webcast replay of the call will be available at the same site approximately one hour after the end of the call.

A recording of the call will also be available from 7:30 p.m. ET on Wednesday, April 28, 2021, until 7:30 p.m. ET on Wednesday, May 5, 2021. To hear this recording, dial 1-855-859-2056 (domestic) or +1-404-537-3406 (international) and enter the passcode 1487002.

Consolidated Condensed Statements of Income

(in thousands, except per share amounts, unaudited)

	Three Months Ended
	March 31,
	2021	2020

Net sales	$232,677	$214,010
Cost of sales	104,228	94,851
Gross profit	128,449	119,159
% of sales	55.2%	55.7%
Selling & administrative expense	98,340	95,867
Research & development expense	10,027	10,120
Income from operations	20,082	13,172
% of sales	8.6%	6.2%
Interest expense	10,351	9,592
Other expense	—	89
Income before income taxes	9,731	3,491
Benefit from income taxes	(129)	(2,436)
Net income	$9,860	$5,927

Basic EPS	$0.34	$0.21
Diluted EPS	0.31	0.20

Basic shares	28,972	28,478
Diluted shares	31,378	29,707

Sales Summary

(in millions, unaudited)

	Three Months Ended March 31,
			% Change
						Domestic	International
	2021	2020	As Reported	Impact of Foreign Currency	Constant Currency	As Reported	As Reported	Impact of Foreign Currency	Constant Currency
Orthopedic Surgery	$107.2	$99.3	7.9%	-2.0%	5.9%	0.2%	12.5%	-3.1%	9.4%
General Surgery	125.5	114.7	9.4%	-1.2%	8.2%	6.1%	17.6%	-4.2%	13.4%
	$232.7	$214.0	8.7%	-1.5%	7.2%	4.3%	14.3%	-3.5%	10.8%

Single-use Products	$187.4	$177.7	5.5%	-1.5%	4.0%	4.0%	7.4%	-3.3%	4.1%
Capital Products	45.3	36.3	24.7%	-2.3%	22.4%	6.0%	42.1%	-4.4%	37.7%
	$232.7	$214.0	8.7%	-1.5%	7.2%	4.3%	14.3%	-3.5%	10.8%

Domestic	$123.9	$118.8	4.3%	0.0%	4.3%
International	108.8	95.2	14.3%	-3.5%	10.8%
	$232.7	$214.0	8.7%	-1.5%	7.2%

Reconciliation of Reported Net Income to Adjusted Net Income

(in thousands, except per share amounts, unaudited)

	Three Months Ended March 31, 2021
	Gross Profit	Selling & Administrative Expense	Operating Income	Interest Expense	Tax Expense/ (Benefit)	Effective Tax Rate	Net Income	Diluted EPS
As reported	$128,449	$98,340	$20,082	$10,351	$(129)	-1.3%	$9,860	$0.31
% of sales	55.2%	42.3%	8.6%
Restructuring and related costs (1)	—	(414)	414	—	109		305	0.02
	$128,449	$97,926	$20,496	$10,351	$(20)		$10,165	$0.33
Adjusted gross profit %	55.2%
Amortization(4)	$1,500	(6,838)	8,338	(3,561)	2,969		8,930	0.30
Adjusted net income		$91,088	$28,834	$6,790	$2,949	13.4%	$19,095	$0.63
% of sales		39.1%	12.4%

Diluted shares outstanding								30,193
Additional potential dilutive shares from in-the-money convertible notes(5)								1,185
Diluted shares, as reported								31,378
Convertible note hedges(6)								(1,014)
Diluted shares, as adjusted								30,364

	Three Months Ended March 31, 2020
	Gross Profit	Selling & Administrative Expense	Operating Income	Interest Expense	Tax Expense/ (Benefit)	Effective Tax Rate	Net Income	Diluted EPS
As reported	$119,159	$95,867	$13,172	$9,592	$(2,436)	-69.8%	$5,927	$0.20
% of sales	55.7%	44.8%	6.2%
Acquisition and integration costs (2)	805	(754)	1,559	—	604		955	0.03
Manufacturing consolidation costs (3)	1,785	—	1,785	—	693		1,092	0.04
	$121,749	$95,113	$16,516	$9,592	$(1,139)		$7,974	$0.27
Adjusted gross profit %	56.9%
Amortization(4)	$1,500	(6,999)	8,499	(3,084)	4,494		7,089	0.24
Adjusted net income		$88,114	$25,015	$6,508	$3,355	18.2%	$15,063	$0.51
% of sales		41.2%	11.7%

Diluted shares outstanding								29,572
Additional potential dilutive shares from in-the-money convertible notes(5)								135
Diluted shares, as reported								29,707
Convertible note hedges(6)								(135)
Diluted shares, as adjusted								29,572

(1) In 2021, the Company incurred restructuring costs related to restructuring of our sales force.

(2) In 2020, the Company incurred inventory adjustments associated with a prior acquisition and integration and severance costs mainly related to the acquisition of Buffalo Filter, LLC.

(3) In 2020, the Company incurred costs related to the consolidation of certain manufacturing operations. These costs related to winding down operations at certain locations and moving production lines to other facilities.

(4) Includes amortization of intangible assets, deferred financing fees and debt discount.

(5) In Q1 2021 and 2020, the Company's average share price exceeded the conversion price of our 2.625% convertible notes due in 2024 (the "Notes") resulting in additional potential diluted shares.

(6) Non-GAAP adjusted dilutive weighted average shares outstanding exclude dilution that is expected to be offset by the Company's convertible note hedge transactions.

Reconciliation of Reported Net Income to EBITDA  & Adjusted EBITDA

(in thousands, unaudited)

	Three Months Ended
	March 31,
	2021	2020

Net income	$9,860	$5,927
Benefit from income taxes	(129)	(2,436)
Interest expense	10,351	9,592
Depreciation	4,757	4,646
Amortization	13,519	13,776
EBITDA	$38,358	$31,505

Stock based compensation	3,387	3,032
Restructuring and related costs	414	—
Acquisition and integration costs	—	1,559
Manufacturing consolidation costs	—	1,785
Adjusted EBITDA	$42,159	$37,881

EBITDA Margin
EBITDA	16.5%	14.7%
Adjusted EBITDA	18.1%	17.7%

About CONMED Corporation

CONMED is a medical technology company that provides surgical devices and equipment for minimally invasive procedures. The Company’s products are used by surgeons and other healthcare professionals in a variety of specialties, including orthopedics, general surgery, gynecology, thoracic surgery, and gastroenterology. For more information, visit www.conmed.com.

Forward-Looking Statements

This press release and today’s conference call may contain forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties, which could cause actual results, performance, or trends to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. For example, in addition to general industry and economic conditions, factors that could cause actual results to differ materially from those in the forward-looking statements may include, but are not limited to, the risks posed to the Company’s business, financial condition, and results of operations by the COVID-19 global pandemic and the various government responses to the pandemic, including deferral of surgeries, reductions in hospital and ambulatory surgery center operating volumes, disruption to potential supply chain reliability, as well as the risk factors discussed in the Company's Annual Report on Form 10-K for the full year ended December 31, 2020. Any and all forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct.

Supplemental Information - Reconciliation of GAAP to Non-GAAP Financial Measures

The Company supplements the reporting of its financial information determined under accounting principles generally accepted in the United States (GAAP) with certain non-GAAP financial measures, including percentage sales growth in constant currency; adjusted gross profit; cost of sales excluding specified items; adjusted selling and administrative expenses; adjusted operating income; adjusted interest expense; adjusted income tax expense (benefit); adjusted effective income tax rate; adjusted net income, adjusted diluted shares and adjusted diluted net earnings per share (EPS). The Company believes that these non-GAAP measures provide meaningful information to assist investors and shareholders in understanding its financial results and assessing its prospects for future performance. Management believes percentage sales growth in constant currency and the other adjusted measures described above are important indicators of its operations because they exclude items that may not be indicative of, or are unrelated to, its core operating results and provide a baseline for analyzing trends in the Company’s underlying business. Further, the presentation of EBITDA is a non-GAAP measurement that management considers useful for measuring aspects of the Company’s cash flow. Management uses these non-GAAP financial measures for reviewing the operating results and analyzing potential future business trends in connection with its budget process and bases certain management incentive compensation on these non-GAAP financial measures.

Net sales on a constant currency basis is a non-GAAP measure. The Company analyzes net sales on a constant currency basis to better measure the comparability of results between periods. To measure percentage sales growth in constant currency, the Company removes the impact of changes in foreign currency exchange rates that affect the comparability and trend of net sales. To measure earnings performance on a consistent and comparable basis, the Company excludes certain items that affect the comparability of operating results and the trend of earnings. These adjustments are irregular in timing, may not be indicative of past and future performance and are therefore excluded to allow investors to better understand underlying operating trends.

Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for reported sales growth, gross profit, cost of sales, selling and administrative expenses, operating income, interest expense, income tax expense (benefit), effective income tax rate, net income, diluted shares and diluted net earnings per share, the most directly comparable GAAP financial measures. These non-GAAP financial measures are an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures above, provide a more complete understanding of the business. The Company strongly encourages investors and shareholders to review its financial statements and publicly filed reports in their entirety and not to rely on any single financial measure.